Exhibit 10.42

SUB-SUBLEASE

This Sub-Sublease (as the same may be amended or otherwise modified, the “Sub-Sublease”), made as of September 13, 2002, by and between SPACE.COM, INC., a Delaware corporation having an office at 120 West 45th Street, New York, New York 10036 (“Sub-Sublessor”), and NETRATINGS, INC., a Delaware corporation having an office at 890 Hillview Court, Suite 300, Milpitas, California 95035 (“Sub-Sublessee”).

WITNESSETH:

WHEREAS, pursuant to an Agreement of Sublease dated as of August 31, 1999 (the “Sublease”) a copy of which is attached hereto as Exhibit “A”, Sub-Sublessor did lease from D.E. Shaw & Co., L.P., with an address at 120 West 45th Street, New York, New York 10036 (“Sublandlord”) certain premises more particularly described and defined in the Sublease (the “Sublet Premises”), constituting the entire thirty-fifth (35th) floor in the building known as 120 West 45th Street, New York, New York 10036 (the “Building”); and

WHEREAS, Magnolia Associates, Ltd., is the current owner of the Building in which the Sublet Premises are located (“Landlord”) and is the successor-in-interest to Tower 45 Associates Limited Partnership, the Landlord under that certain Agreement of Lease dated July 8, 1991, as amended by those certain six (6) Expansion and Modification Agreements more fully specified in and attached to the Sublease in redacted format (collectively the Agreement of Lease and the six Expansion and Modification Agreements are referred to herein as the “Overlease”); and

WHEREAS, Sub-Sublessee wishes to sublet the Sublet Premises from Sub-Sublessor for the Term as defined below, and Sub-Sublessor wishes to sublet the Sublet Premises to Sub-Sublessee, all upon and subject to the provisions of this Sub-Sublease.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, IT IS AGREED:

1.	Subletting; Condition of Sublet Premises.

(a)    Subject to the provisions of Section 26 hereof respecting the consent of Landlord and Sublandlord, Sub-Sublessor hereby subleases to Sub-Sublessee, and Sub-Sublessee hereby hires from Sub-Sublessor, the Sublet Premises upon and subject to all of the terms, covenants, rentals and conditions hereinafter set forth.

(b)    Sub-Sublessee accepts the Sublet Premises in the condition and state of repair on the date hereof, “as is,” subject to ordinary wear and tear between the date hereof and the “Commencement Date” (as hereinafter defined). Sub-Sublessee expressly agrees and acknowledges that, except as expressly set forth herein, Sub-Sublessor has made no representations with respect to the Sublet Premises, the Building and all personal property being transferred hereunder and Sub-Sublessor is not obligated to maintain or repair or perform any work at, or remove any alterations, property or trade fixtures from the Sublet Premises to ready the Sublet Premises for Sub-Sublessee’s occupancy, except that same shall be delivered broom clean and free of occupants and personal property other than the Fixtures and Furniture (as herein defined).

2.	Term.

The term (the “Term”) of this Sub-Sublease shall commence at 7:00 a.m. on the day that is the fourth (4th) business day after the later of the date on which Sublandlord shall have consented to this Sub-Sublease and the date on which Owner shall have consented to this Sub-Sublease in accordance with the provisions of Section 26 hereof or such sooner date as may be agreed upon by the parties. The Term shall expire on March 29, 2005 (the “Expiration Date”), unless sooner terminated as hereinafter provided.

3.	Fixed Rent.

(a)    During the Term from the Commencement Date (defined below), Sub-Sublessee shall pay to Sub-Sublessor, in lawful money of the United States, a fixed annual rent (“Fixed Rent”) at the rate of Four Hundred Seventy Four Thousand Three Hundred and Twenty and 00/100 ($474,320.00) Dollars per annum, in equal monthly installments of Thirty Nine Thousand Five Hundred Twenty Six and 66/100 ($39,526.66) Dollars on the first day of each calendar month. Fixed Rent and other sums payable hereunder on a monthly basis shall be apportioned on a daily basis if the Commencement Date is other than the first day of a calendar month or if the Expiration Date is other than the last day of a calendar month, in each case, based on the actual number of days in the month in which the Commencement Date or Expiration Date occurs.

(b)    The Fixed Rent shall be due and payable without notice on the first day of each calendar month during the Term at the office of Sub-Sublessor, or at such other place as Sub-Sublessor may designate at any time and from time to time, without any set-off or deduction of any kind whatsoever, except that Sub-Sublessee shall pay to Sub-Sublessor the first monthly installment of Fixed Rent due under this Sub-Sublease upon the execution and delivery of this Sub-Sublease by Sub-Sublessee.

(c)    Notwithstanding anything contained herein to the contrary, Tenant shall receive an abatement of Fixed Rent for the first month of the Term of this Sub-Sublease (Commencement Date plus twenty-nine (29) days).

4.	Additional Rent.

(a)    In addition to the Fixed Rent commencing on the Commencement Date, Sub-Sublessee shall pay to Sub-Sublessor, as additional rent (“Additional Rent”), one hundred (100%) percent of the “Additional Rent” (as such term is defined in the Sublease), and as assessed to Sub-Sublessor with respect to the Sublet Premises on account of the Term pursuant to the provisions of Paragraph 3b of the Sublease; provided, however, that for the purposes hereof:

(i)    Sub-Sublessee shall be obligated to pay the Percentage, as defined in the Sublease, of Real Estate Taxes (as defined in the Overlease, but calculated as in the Sublease without regard to any ICIP credit or deferrals) in excess of the Real Estate Taxes payable for the 2002/2003 tax year; and

(ii)    For purposes of calculating Sub-Sublessee’s Percentage of Expenses, as defined in the Sublease, the Expense Base Factor (as defined in the Overlease) shall mean the calendar year 2002.

(b)    Each installment of Sub-Sublessor’s Additional Rent which Sub-Sublessee is required to pay under this Section shall be paid on or before the date which is three (3) days prior to the date that the corresponding installment is due under the Sublease.

(c)    All amounts payable by Sub-Sublessee to Sub-Sublessor pursuant to this Sub-Sublease, including, without limitation, Fixed Rent, and Sub-Sublessee’s Additional Rent shall be deemed to be and shall constitute rent for all purposes hereunder and, in the event of any nonpayment thereof, Sub-Sublessor shall have all of the rights and remedies provided herein, at law or in equity for nonpayment of rent. The obligation of Sub-Sublessee to pay all amounts to Sub-Sublessor pursuant to the Sublease, as incorporated herein and as modified hereby, shall survive the Expiration Date or earlier termination of this Sub-Sublease.

5.	Care, Surrender and Restoration of the Premises.

(a)    Without limiting any other provision of this Sub-Sublease, the Sublease or the Overlease as applicable herein, Sub-Sublessee shall take good care of the Sublet Premises, suffer no waste or injury thereto and shall comply with all laws, orders and regulations applicable to the Sublet Premises, the Building and Sub-Sublessee’s use or manner of use thereof, in each case, only to the extent such obligations are imposed on Sub-Sublessor, as Subtenant under the Sublease, in connection with the Sublet Premises and/or the Building.

(b)    Upon the Expiration Date or earlier termination of the Term, Sub-Sublessee shall quit and surrender the Sublet Premises to Sub-Sublessor, broom clean, in good order and condition, ordinary wear and tear excepted, and Sub-Sublessee shall remove all of its property therefrom and as otherwise required by the terms hereof. Each of Sub-Sublessor and Sub-Sublessee shall observe and perform each of the covenants contained in this Sub-Sublease and each party’s obligations hereunder shall survive the Expiration Date or earlier termination of this Sub-Sublease.

6.	Use.

Sub-Sublessee shall use and occupy the Sublet Premises exclusively for the use set forth in the Sublease and for no other purpose. Sub-Sublessee agrees that it will not use the Sublet Premises for any use proscribed in the Sublease or in the Overlease (to the extent incorporated in the Sublease).

7.	Subordination to and Incorporation of Terms of the Sublease.

(a)    This Sub-Sublease is in all respects subject and subordinate to all of the terms, provisions, covenants, stipulations, conditions and agreements of the Sublease and the Overlease as applicable to the Sublease, and, except as otherwise expressly provided in this Sub-Sublease, all of the terms, provisions, covenants, stipulations, conditions, rights, obligations, remedies and agreements of the Sublease are incorporated in this Sub-Sublease by reference and made a part hereof as if herein set forth at length, and shall, as between Sub-Sublessor and Sub-Sublessee as if they were the Sublandlord and Subtenant, respectively, under the Sublease, as if the Word “Sublease” were “Sub-Sublease”), constitute the terms of this Sub-Sublease, except for the Witnesseth clauses, the Commencement Date, Expiration Date and Broker and obligation to pay “Fixed Rent” under the Sublease, as well as such other terms of the Sublease as do not relate to the Sublet Premises or are inapplicable, inconsistent with, or specifically modified by, the terms of this Sub-Sublease. In furtherance of the foregoing, Sub-Sublessee shall not take or fail to take any action or do or permit to be done anything which (i) is or may be prohibited to Sub-Sublessor, as Subtenant under the Sublease, or (ii) would violate or constitute a default under any of the terms, covenants, conditions or provisions of the Sublease or Overlease. This clause shall be self-operative and no further instrument of subordination shall be required, but Sub-Sublessee shall execute promptly any certificate confirming such subordination that Sub-Sublessor may reasonably request. Specifically as to Paragraph 8 of the Sublease, Sub-Sublessee shall be required to list the Sub-Sublessor, Sublandlord and Landlord as an “additional insured” on all policies and/or coverage to be carried at any time during the Term in accordance with the Sub-Sublease (other than with respect to Sub-Sublessee’s personal property). On or before the Commencement Date of the Sub-Sublease, the Sub-Sublessee shall deliver a certificate of insurance as required by Paragraph 8 of the Sublease (as incorporated into this Sub-Sublease) to Sub-Sublessor, the Sublandlord and Landlord.

(b)    (i)    In the event that the Sublease is cancelled or terminated, Sub-Sublessee shall, at the option of Sublandlord, attorn to and recognize Sublandlord, as Sub-Sublessor hereunder, and shall, promptly upon Sublandlord’s request, execute and deliver all reasonable instruments necessary or appropriate to confirm such attornment and recognition. Sub-Sublessee hereby waives all rights under any present or future law to elect, by reason of the termination of the Sublease, to terminate this Sub-Sublease or surrender possession of the Sublet Premises.

(ii)    In the event of termination, re-entry or dispossess of Sub-Sublessor, by Sublandlord under the Sublease, Sublandlord may, at its option, take over all of the right, title and interest of Sub-Sublessor, under this Sub-Sublease, and Sub-Sublessee shall, at Sublandlord’s option, attorn to Sublandlord pursuant to the then executory provisions of this Sub-Sublease, except that Sublandlord shall not (i) be liable for any previous act or omission of Sub-Sublessor under this Sub-Sublease, (ii) be subject to any offset, not expressly provided in this Sub-Sublease, which therefore accrued to Sub-Sublessee against Sub-Sublessor, (iii) be bound by any previous modification of this Sub-Sublease or by any previous prepayment of more than one month’s rent plus security unless previously approved by Sublandlord, (iv) be bound by any covenant to undertake or complete any construction of the Sublet Premises or any portion thereof demised by this Sub-Sublease and (v) be bound by any obligation to make any payment to or on behalf of Sub-Sublessee, except for services, repairs, maintenance and restoration provided for under this Sub-Sublease to be performed after the date of such termination, re-entry or dispossession by Sublandlord under the Sublease and which Sublandlord is required to perform thereunder with respect to the Sublet Premises at Sublandlord’s expense.

(c)    Sub-Sublessor covenants and agrees (i) to perform and to observe all of the terms, covenants, conditions and agreements required to be observed or performed by the “Subtenant” under the Sublease (other than those which are the obligations of Sub-Sublessee to perform under this Sub-Sublease), so as not to cause a default under the Sublease, (ii) that Sub-Sublessor will not do or cause to be done or suffer or permit any act or thing to be done (excluding a default by Sub-Sublessee hereunder) which would cause the Sublease or the rights of Sub-Sublessor, as “Subtenant” thereunder, to be cancelled, terminated or forfeited, and (iii) Sub-Sublessor will not modify, amend or exercise any right to terminate the Sublease.

8.	Sub-Sublessee’s Obligations.

Except as specifically set forth herein to the contrary, all acts to be performed by, and all of the terms, provisions, covenants, stipulations, conditions, obligations and agreements to be observed by, Sub-Sublessor, as Subtenant under the Sublease, shall, to the extent that the same relate to the Sublet Premises, accrue on or after the Commencement Date, and do not relate solely to obligations of Sub-Sublessor (such as the payment of rentals under the Sublease, except that Sub-Sublessee shall be liable for the payment of Fixed Rent and Additional Rent as described in this Sub-Sublease), be performed and observed by Sub-Sublessee, and Sub-Sublessee’s obligations in respect thereof shall run to Sub-Sublessor or Sublandlord, as Sub-Sublessor may determine to be appropriate or as may be required by the respective interests of Sub-Sublessor and Sublandlord. Notwithstanding the foregoing, Sub-Sublessee shall have no obligation to remove any alterations made by Sub-Sublessor or Landlord.

9.	Obligations of Sublandlord and Landlord.

(a)    Notwithstanding anything contained in this Sub-Sublease to the contrary, Sub-Sublessor shall have no responsibility to Sub-Sublessee for, and shall not be required to provide, any of the services or make any of the repairs or restorations which Sublandlord has agreed to make or provide, or cause to be made or provided, under the Sublease or which Landlord has agreed to make or provide, or cause to be made or provided, under the Overlease and Sub-Sublessee shall rely upon, and look solely to, Sublandlord or Landlord for the provision of such services and the performance of such repairs and restorations. Sub-Sublessee shall not make any claim against Sub-Sublessor for any damage which may result from, nor shall Sub-Sublessee’s obligations hereunder, including, without limitation, Sub-Sublessee’s obligation to pay all Fixed Rent and Additional Rent when due, be impaired by reason of, (a) the failure of Sublandlord and/or Landlord to keep, observe or perform any of its obligations under Sublease and/or the Overlease, or (b) the acts or omissions of Sublandlord and/or Landlord or any of their agents, contractors, servants, employees, invitees or licensees, except to the extent of any gross negligence or wilful misconduct.

(b)    If the Sublandlord and/or Landlord shall default in any of their obligations to Sub-Sublessor with respect to the Sublet Premises, at Sub-Sublessee’s written request, Sub-Sublessor (at Sub-Sublessee’s sole cost and expense) shall take any and all reasonable actions permitted by the Sublease, at law or in equity, to exercise its rights to enforce Sublandlord’s and/or Landlord’s obligations under the Sublease and Overlease, and to diligently and with continuity pursue such exercise or enforcement to completion. If Sub-Sublessor does not bring such action or diligently prosecute same, following ten (10) days written notice to Sub-Sublessor, Sub-Sublessee can bring or prosecute such action at its sole cost and expense and in its own name or in the name of Sub-Sublessor, provided Sub-Sublessee continues to comply with all of the terms and obligations of this Sub-Sublease.

10.	Covenants with respect to the Sublease.

In the event that Sub-Sublessee shall be in default of any term, provision, covenant, stipulation, condition, obligation or agreement of; or shall fail to honor any obligation under this Sub-Sublease, Sub-Sublessor, on giving the notice required by the Sublease (as incorporated herein and modified pursuant to Section 19 hereof) and subject to the right, if any, of Sub-Sublessee to cure any such default within any applicable grace period provided in the Sublease (as incorporated herein and modified pursuant to Section 19 hereof), shall have available to it as against Sub-Sublessee all of the remedies available to Sublandlord under the Sublease in the event of a like default or failure on the part of Sub-Sublessor, as Subtenant thereunder and such remedies shall be in addition to all other remedies available to Sub-Sublessor at law or in equity; and Sub-Sublessee hereby agrees to indemnify, defend and hold Sub-Sublessor harmless from and against all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys’ fees and other charges but expressly excluding consequential damages) which are paid, suffered or incurred by Sub-Sublessor as a result of such default by Sub-Sublessee.

11.	Brokers.

Each party represents and warrants to each other that it has not dealt with any broker or finder in connection with this Sub-Sublease other than Julien J. Studley and Insignia/ESG, Inc., (the “Brokers”) and the first party does hereby agree to indemnify and hold the other party harmless from and against any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys’ fees and other charges) arising out of any claim, demand or proceeding for a real estate brokerage commission, finder’s fee or other compensation made by any person or entity other than the Brokers in connection with this Sub-Sublease claiming to have dealt with the first party. Sub-Sublessor shall pay any commission due the Brokers in accordance with a separate agreement.

12.	Indemnification of Sub-Sublessor.

Sub-Sublessee agrees to indemnify Sub-Sublessor against, defend and hold Sub-Sublessor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys’ fees and other charges) which are paid, suffered or incurred by Sub-Sublessor as a result of (a) any personal injuries or property damage occurring in, on or about the Sublet Premises during the Term, (b) any work or thing done, or any condition created, by Sub-Sublessee in, on or about the Sublet Premises or the Building during the Term, or (c) any act or omission of Sub-Sublessee or Sub-Sublessee’s agents, contractors, servants, employees, invitees or licensees during the Term.

13.	Termination of the Overlease.

If the term of the Sublease is terminated prior to the Expiration Date, then, subject to Section 5(b) hereof, this Sublease shall immediately terminate and, unless such termination is due to Sub-Sublessor’s default of its obligations hereunder, then Sub-Sublessor shall not be liable to Sub-Sublessee by reason thereof.

14.	Approvals or Consents.

In all provisions of the Sublease requiring the approval or consent of Sublandlord and of the Overlease requiring the approval or consent of the Landlord, Sub-Sublessee shall be required to obtain the express written approval or consent of Sub-Sublessor, which consent shall be subject to the approval or consent of Sublandlord and Landlord, pursuant to the Sublease and Overlease, and which consent shall not be unreasonably withheld or delayed if the consent or approval of Sublandlord and Landlord is received. Sub-Sublessor hereby agrees to promptly furnish to Sublandlord copies of such request for consent or approval received from Sub-Sublessee and to cooperate with Sub-Sublessee (at Sub-Sublessee’s sole cost and expense) to obtain such consent or approval from Sublandlord and Landlord provided that Sub-Sublessor shall have no obligation to incur any costs in connection therewith. If Sublandlord or Landlord shall refuse to give its consent or approval to any request made by Sub-Sublessee then Sub-Sublessor’s refusal to give its consent or approval to such request shall be deemed to be reasonable.

15.	Time Limits.

The parties agree that unless otherwise expressly modified herein, the time limits set forth in the Sublease (as incorporated herein) for the giving of notices, making demands, payment of any sum, the performance of any act, condition or covenant, or the exercise of any right, remedy or option, are modified for the purpose of this Sub-Sublease by shortening or lengthening the same in each instance by three (3) days so that notices may be given, demands made, any act, condition or covenant performed and any right or remedy hereunder exercised, by Sub-Sublessor or Sub-Sublessee, as the case may be, within the time limits relating thereto contained in the Sublease. Sub-Sublessor and Sub-Sublessee shall, promptly after receipt thereof, furnish to each other a copy of each notice, demand or other communication received from Sublandlord or Landlord with respect to the Sublet Premises.

16.	Assignment and Subletting.

(a)    Notwithstanding anything to the contrary contained herein or in the Sublease, Sub-Sublessee, for itself, its successors and assigns, expressly covenants that it shall not assign (whether by operation of law or otherwise), pledge or otherwise encumber this Sub-Sublease, or sublet all or any portion of the Sublet Premises, without obtaining, in each instance, the prior written consent of Sublandlord (as and to the extent required under the Sublease), the prior written consent of Landlord (as and to the extent required under the Overlease) and the prior written consent of Sub-Sublessor which consent shall not be unreasonably withheld or delayed. Sub-Sublessor reserves the right to, upon prior notice to Sub-Sublessee, transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sub-Sublessor’s interest in and to the Sublease, but only as may be permitted under the Sublease.

(b)    Notwithstanding anything to the contrary contained herein, the Sub-Sublessee may, without Sub-Sublessor’s consent but following ten (10) days prior written notice to Sub-Sublessor, have the same rights as Sub-Sublessor under Paragraph 10 of the Sublease (as incorporated herein) to assign and/or sublet this Sub-Sublease provided Sub-Sublessee complies with the requirements set forth in Paragraph 10 of the Sublease (as incorporated herein) and obtains, at its sole cost and expense, the necessary consents of the Sublandlord and/or Landlord as necessary to such assignment or subletting.

(c)    Sub-Sublessee specifically confirms the acceptance of the requirements of Paragraph 9 of the Sublease (as incorporated herein) as to any further sublease, assignment or transfer of the Sub-Sublease, subject, however, to the provisions of Paragraph 10 of the Sublease (as incorporated herein).

17.	End of Term.

Sub-Sublessee acknowledges that possession of the Sublet Premises must be surrendered to Sub-Sublessor on the Expiration Date or earlier termination of this Sub-Sublease, in the same condition as set forth in Section 5(b) hereof, subject to normal wear and tear, damage by insured fire or other insured casualty. Sub-Sublessee agrees to indemnify Sub-Sublessor against, defend and hold Sub-Sublessor harmless from, any and all liabilities, losses, obligations, damages, penalties, claims, costs and expenses (including, without limitation, attorneys’ fees and other charges) which are paid, suffered or incurred by Sub-Sublessor as a result of the failure of, or the delay by, Sub-Sublessee in so surrendering the Sublet Premises, including, without limitation, any claims made by Sublandlord and Landlord or any succeeding tenant founded on such failure or delay. In addition to the indemnification obligations of Sub-Sublessee set forth herein, if Sub-Sublessee holds over Sub-Sublessee shall pay to Sub-Sublessor for each month or portion thereof for use of the Sublet Premises an additional amount equal to fifty (50%) percent of the monthly Fixed Rent and Additional Rent payable hereunder.

18.	Destruction, Fire and other Casualty; Condemnation.

If the whole or any part of the Building and/or the Sublet Premises shall be damaged by fire or other casualty or taken by condemnation and the Sublease is not terminated on account thereof by Sublandlord, then this Sub-Sublease shall remain in full force and effect and Sub-Sublessee’s obligation to pay Fixed Rent and Additional Rent hereunder shall abate, if any, in the same percentage as Sub-Sublessor’s obligation to pay Fixed Rent and Additional Rent for the Sublet Premises shall abate under the terms of the Sublease.

19.	Notices.

Any notice, request or demand (“Notices”) permitted or required to be given by the terms and provisions of this Sub-Sublease, or by any law or governmental regulation, either by Sub-Sublessor or Sub-Sublessee, shall be in writing. Unless otherwise required by law or regulation, all Notices shall be given and shall be deemed to have been served and given by either of the parties hereto when received by the other party. Notices shall be sent by registered or certified mail, return receipt requested, postage prepaid, by hand or by recognized overnight courier, in either event addressed to the other party at the address of the other party first set forth above. A contemporaneous copy of all Notices sent to (i) Sub-Sublessor shall be sent to Ross & Cohen, LLP 711 Third Avenue, 14th Floor, New York, New York 10017 Attention: Joseph A. Mascia, Esq., and (ii) Sub-Sublessee shall be sent to Loeb & Loeb, LLP, 345 Park Avenue, New York, New York 10154, Attention Scott I. Schneider, Esq. Either party hereto may designate a different address or addresses for Notices to such party by serving notice of such change in accordance with this Section 19.

20.	Sublease Conditional Upon Certain Consents.

Sub-Sublessor and Sub-Sublessee each acknowledge and agree that this Sub-Sublease is subject to the unconditional consent of Sublandlord and Landlord, as required by the Sublease and Overlease. Notwithstanding anything set forth in this Sub-Sublease to the contrary, Sub-Sublessor shall not be obligated to perform any acts, expend any sums or bring any lawsuits or other legal proceedings, in order to obtain such consents. In order to induce Sublandlord and Landlord to consent to this Sub-Sublease, Sub-Sublessor and Sub-Sublessee warrant and represent to Sublandlord and Landlord that no consideration has been exchanged in connection with this Sub-Sublease (other than the obligations of Sub-Sublessee expressly set forth in this Sub-Sublease).

21.	Security Deposit.

(a)    On or before the Commencement Date of this Sub-Sublease, Sub-Sublessee shall deposit with Sub-Sublessor the sum of Seventy Nine Thousand Fifty Three and 33/100 ($79,053.33) Dollars (the “Security Deposit”) as security for the faithful performance and observance by Sub-Sublessee of the terms, covenants, conditions and provisions of this Sub-Sublease, including, without limitation, the surrender of possession of the Sublet Premises to Sub-Sublessor as herein provided. Sub-Sublessor agrees to deposit the Security Deposit in an interest bearing account in a bank located in New York State. To the extent not prohibited by law, Sub-Sublessor shall be entitled to receive and retain as an administrative expense that portion of the interest received on such account which represents the maximum fee permitted under applicable law, which fee Sub-Sublessor shall have the right to withdraw, at any time and from time to time, as Sub-Sublessor may determine. The balance of the interest shall be added to and held as part of the Security Deposit subject to and in accordance with the provisions of this Section 21. Sub-Sublessor shall not be required to credit Sub-Sublessee with any interest for any period during which Sub-Sublessor does not receive interest on the Security Deposit. In the event that Sub-Sublessee defaults beyond any applicable notice and grace period in respect of any of the terms, covenants, conditions or provisions of this Sub-Sublease, including, without limitation, the payment of Fixed Rent and Additional Rent, Sub-Sublessor may (but need not) apply or retain the whole or any part of the Security Deposit so deposited to the extent required for the payment of any Fixed Rent and Additional Rent or any other sum as to which Sub-Sublessee is in default beyond any applicable notice and grace period, or for any sum which Sub-Sublessor may expend or may be required to expend, by reason of Sub-Sublessee’s default beyond any applicable grace period in respect of any of the terms, covenants, conditions or provisions of this Sub-Sublease) including, without limitation any damages or deficiency in the reletting of the Sublet Premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other reentry by Sub-Sublessor. If Sub-Sublessor applies or retains any part of the Security Deposit so deposited, Sub-Sublessee, promptly upon demand, shall deposit with Sub-Sublessor the amount so applied or retained so that Sub-Sublessor shall have the full Security Deposit on hand at all times during the Term. If Sub-Sublessee shall fully and faithfully comply with all of the terms, covenants, conditions and provisions of this Sub-

Sublease, the Security Deposit shall be returned to Sub-Sublessee within fifteen (15) days after the Expiration Date and after delivery of the entire possession of the Sublet Premises to Sub-Sublessor in the condition required pursuant to Section 5(b) hereof. In the event that Sub-Sublessor assigns this Sub-Sublease to a third party, Sub-Sublessor shall transfer the Security Deposit to the assignee and Sub-Sublessor shall thereafter be released by Sub-Sublessee from all liability for the return of the Security Deposit provided that such assignee assumes the obligations of Sub-Sublessor hereunder. It is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Sub-Sublessor. Sub-Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Sub-Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

(b)    (i)    Provided Sub-Sublessee is not then in default beyond any applicable grace period, Sub-Sublessee shall have the right to substitute the Security Deposit deposited with Sub-Sublessor with an “evergreen” letter of credit (the “Letter of Credit”) or deposit the Letter of Credit in lieu of the Security Deposit as security for the full and faithful performance and observance by Sub-Sublessee of Sub-Sublessee’s covenants and obligations under this Sub-Sublease.

(ii)    The Letter of Credit shall be clean, unconditional and irrevocable, issued by a commercial bank which is a member of the New York Clearing House Association and having assets of not less than Five Hundred Million ($500,000,000) Dollars and shall be payable to Sub-Sublessor or its successor and/or assign upon presentation solely of a sight draft and written certification by an officer or agent of Sub-Sublessor or its successor and/or assign to the issuer of the Letter of Credit stating that (a) Sub-Sublessee has defaulted in performance of its obligations under the Sub-Sublease beyond any applicable notice and grace period, and (b) Sub-Sublessor, its successor and/or assign, is entitled, pursuant to this Sub-Sublease to draw the amount set forth in such draft. The Letter of Credit shall be payable in multiple drafts, shall be for a period expiring no earlier than one (1) year after its issuance date, shall provide that the term thereof shall automatically renew from time to time for (1) year periods, until the day that is thirty (30) days after the Expiration Date (unless the issuing bank shall give written notice of such non-renewal to Sub-Sublessor, its successor and/or assign, not later than thirty (30) days preceding the expiration date of such Letter of Credit, and shall be transferable by the beneficiary without additional charge assessed to Sub-Sublessor or such assignee. The form and content of the Letter of Credit shall be subject to Sub-Sublessor’s reasonable approval. If Sub-Sublessor receives notice that the Letter of Credit will not be renewed, Sublessor may draw upon the full amount of the Letter of Credit and hold the proceeds as a cash Security Deposit hereunder.

(iii)    In the event of any default by Sub-Sublessee beyond any applicable notice and grace period, Sub-Sublessor, its successor and/or assign, may draw upon the Letter of Credit, in whole or in part, to cure the default or to reimburse Sub-Sublessor, its successor and/or assign, for any sum which Sub-Sublessor, its successor and/or assign, may spend by reason of the default. In the case of any such drawing upon the Letter of Credit, unless Sub-Sublessor, its successor and/or assign, is holding the full amount of the Security Deposit in cash, Sub-Sublessee shall deposit with Sub-Sublessor, its successor and/or assign, a supplemental or new letter of credit meeting the same requirements set forth in Section (b) hereof, such that the total of all letters of credit issued on behalf of Sub-Sublessee and then held by Sub-Sublessor, its successor and/or assign, together with any cash then held by Sub-Sublessor, its successor and/or assign, pursuant to this Article shall not be less than an amount equal to the Security Deposit.

(iv)    The Letter of Credit must be an “evergreen” form of letter of credit which by its terms must provide, in part, that it be able to be automatically extended for an additional period of one year from the present or any future expiration date.

(v)    If Sub-Sublessor, its successor and/or assign, has not drawn upon the Letter of Credit in accordance with the provisions of this Section 21, the Letter of Credit and/or any supplemental Letters of Credit then held by Sub-Sublessor, its successor and/or assign, shall be returned to Sub-Sublessee within fifteen (15) days thereafter.

(vi)    Upon acceptance and approval of the Letter of Credit, Sub-Sublessor, its successor and/or assign, shall promptly return the Sub-Sublessee’s Security Deposit.

(vii)    Sub-Sublessee shall not assign or encumber or attempt to assign or encumber the Letter of Credit or any supplemental Letter of Credit deposited as security hereunder and neither Sub-Sublessor nor its successors or assigns shall be bound by any such assignment, encumbrance, or attempted assignment or encumbrance.

22.	Fixtures and Furniture.

Sub-Sublessee shall be able to utilize for the Term of this Sublease all of the fixtures and furniture more fully described in Exhibit B attached hereto (the “Fixtures and Furniture”). Sub-Sublessee accepts all such Fixtures and Furniture in “as is” condition and shall maintain such Fixtures and Furniture in a commercially reasonable condition.

All items referenced in Exhibit B shall be left in the Sublet Premises at the end of the Term in the same condition as delivered, less ordinary wear and tear. All such Fixtures and Furniture shall remain the property of the Sub-Sublessor.

23.	Late Fee.

Sub-Sublessee acknowledges that if payment of the Fixed Rent and Additional Rent are not made within three (3) days of the date due under the Sublease pursuant to the provisions of Sections 3 and 4 hereof (provided that as to Additional Rent that Sub-Sublessee has received the requisite statement therefor), Sub-Sublessor may be unable to meet its obligations to Sublandlord and accordingly, Sub-Sublessee shall pay to Sub-Sublessor a late fee in the amount of three (3%) percent of the amount due. The late fee shall be payable on demand and shall be deemed Additional Rent.

24.	Governing Law.

The provisions of this Sub-Sublease shall be governed and interpreted in accordance with the laws of the State of New York.

25.	Miscellaneous.

(a)    This Sub-Sublease may not be modified, amended, extended, renewed, terminated or otherwise modified by either Sub-Sublessor or Sub-Sublessee except by a written instrument signed by both of the parties hereto.

(b)    It is acknowledged and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Sub-Sublease, which alone fully and completely expresses their agreement with respect to the subject matter hereof. This Sub-Sublease has been executed and delivered after full investigation by each of the parties hereto, and neither party hereto has relied upon any statement, representation or warranty which is not specifically set forth in this Sub-Sublease.

(c)    This Sub-Sublease does not constitute an offer to Sub-Sublease the Sublet Premises to Sub-Sublessee and Sub-Sublessee shall have no rights with respect the leasing of the Sublet Premises unless and until Sub-Sublessor, in its sole and absolute discretion, elects to be bound hereby by executing and unconditionally delivering to Sub-Sublessee an original counterpart hereof.

26. Consent of Sublandlord and Landlord.

Promptly after the execution and delivery of this Sub-Sublease, Sub-Sublessor shall request the consent of the Sublandlord in accordance with the terms of the Sublease and of the Landlord in accordance with the terms of the Overlease Sub-Sublessor shall pay all fees of Landlord and Sublandlord (including their attorney’s fees) in connection therewith and in connection with the Non-disturbance Agreement to be obtained pursuant to the provisions of Section 28 hereof. In the event that Landlord’s and Sublandlord’s consent to this Sublease and the Non-Disturbance Agreement (as defined below) is not obtained within twenty-one (21) days following the date hereof, either Sub-Sublessee or Sub-Sublessor shall have the right to terminate this Sub-Sublease by notice to the other, upon which notice, this Sub-Sublease shall be deemed terminated and of no further force and effect and neither party shall have any liability to the other hereunder except that Sub-Sublessor shall cause any prepaid Rent and Security Deposit to be promptly returned to Sub-Sublessee.

27. INTENTIONALLY OMITTED.

28.	Non-disturbance Agreement.

Sub-Sublessor shall cooperate with Sub-Sublessee at the sole cost and expense of Sub-Sublessee in obtaining from the Sublandlord a non-disturbance agreement in a form reasonably acceptable to the Sub-Sublessee (the “Non-Disturbance Agreement”). The Sub-Sublessee’s obligations hereunder shall be contingent upon obtaining such Non-Disturbance Agreement from Sublandlord.

29.	Authority.

Each person executing and delivering this Sub-Sublease for a party represents and warrants that this Sub-Sublease has been duly authorized, executed and delivered by that party.

30.	Representations and Warranties.

(a)    Sub-Sublessor represents and warrants to Sub-Sublessee as follows:

(i)    Sub-Sublessor is a corporation validly existing and in good standing under the laws of the State of New York, with full power and authority to carry out its obligations under this Sub-Sublease. This Sub-Sublease is the legal, valid, and binding Obligation of Sub-Sublessor, enforceable in accordance with its terms, exclusive of bankruptcy or similar laws affecting the enforcement of creditor’s rights in general and subject to general principles of equity.

(ii)    Sub-Sublessor is the Subtenant under the Sublease, which is in full force and effect. Sublessor has not assigned the Sublease or any interest therein, and has not subleased the Sublet Premises or any part thereof to any person other than Sub-Sublessee. To Sub-Sublessor’s knowledge, as of the date hereof, Sub-Sublessor and Sublandlord have each performed all of their respective obligations set forth in the Sublease to the date hereof and Sub-Sublessor has not received any notice of cancellation or termination of the Sublease from the Sublandlord.

(b)    Sub-Sublessee represents and warrants the following to Sub-Sublessor:

(i)    Sub-Sublessee is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority to carry out its obligations under this Sublease.

(ii)    This Sub-Sublease is the legal, valid, and binding obligation of Sub-Sublessee, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy or similar laws affecting the enforcement of creditor’s rights in general and subject to general principles of equity.

31.	Assignment of T1 Lines and Phone Service.

Effective as of the Commencement Date, Sub-Sublessor shall assign all of its rights and Sub-Sublessee shall assume all obligations accruing from and after the Commencement Date under the agreements for the balance of the respective terms thereof between Sub-Sublessor and the providers of the existing T1 lines and phone service currently servicing the Sublet Premises. Sub-Sublessor and Sub-Sublessee shall execute any necessary documents and cooperate with each other to effectuate the intent of this Section.

Notwithstanding the foregoing, Sub-Sublessor shall not assign and shall retain all rights to the following one hundred (100) phone numbers: (212) 703-5800 through and including (212) 703-5899 but shall assign the following one hundred (100) phone numbers to Sub-Sublessee: (212) 703-5900 through and including (212) 703-5999. In addition, Sub-Sublessee shall have the right for a period of up to six (6) months following the Commencement Date, or such shorter period as may be required by Sub-Sublessor, to have the phone system and phone switch assigned to Sub-Sublessee programmed to forward all calls to the phone numbers retained by Sub-Sublessor to such other location(s) in which Sub-Sublessor shall relocate its offices. Sub-Sublessee shall cooperate with Sub-Sublessor with respect to the forwarding of calls and shall allow such employees, agents and technicians of Sub-Sublessee access to the phone system and phone switch following the Commencement Date for the purpose of programming and maintaining the phone system and phone switch for the purposes set forth in this Section 31.

32.	Counterparts.

This Sub-Sublease may be executed in counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

THE REMAINDER OF THIS PAGE INTENTIONALLY HAS BEEN LEFT BLANK

IN WITNESS WHEREOF this Sub-Sublease has been duly executed as of the day and year first above written.

SUB-SUBLESSOR: SPACE.COM

By:	/s/ Daniel A. Stone
Name: Daniel A. Stone Title: President and CEO

SUB-SUBLESSEE: NETRATINGS, INC.

By:	/s/ Todd Sloan
Name: Todd Sloan Title: EVP-CFO